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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


                                                                   June 28, 2002



We hereby consent to the incorporation by reference in that certain Registration Statement on Form S-8 of Unilever N.V., File Number 333-10938, of our report dated June 7, 2002, relating to the financial statements of the Savings Plan for Lever Brothers Employees Represented by the ICWUC as of December 31, 2001 and 2000 and for the years then ended, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
June 28, 2002